As filed with the Securities and Exchange Commission on July 17, 2013.

Registration No. 333-166216

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DynaVox Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1507281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Wharton Street

Suite 400

Pittsburgh, PA 15203

(412) 381-4883

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DynaVox Inc. 2010 Long-Term Incentive Plan

(Full Title of the Plan)

Michelle Heying Wilver

President and Chief Executive Officer

DynaVox Inc.

2100 Wharton Street

Suite 400

Pittsburgh, PA 15203

(412) 381-4883

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-166216, which originally registered 3,550,000 shares of Class A common stock, par value $0.01 per share (the “Shares”) of DynaVox Inc. (the “Company”) available for issuance under the DynaVox Inc. 2010 Long-Term Incentive Plan (the “Plan”). The Company is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration the 2,545,047 Shares that remain unsold at the termination of the offering covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania on July 17, 2013.

DYNAVOX INC.

By:	/s/ Raymond J. Merk
	Name:	Raymond J. Merk
	Title:	Chief Financial Officer and Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.